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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 8, 2005

VMH VIDEOMOVIEHOUSE.COM INC.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	333-70836	N/A
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

14 - 34368 Manufacturer's Way
Abbotsford, British Columbia, Canada V2S 7M1
(Address of principal executive offices and Zip Code)

(604) 852-1806
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 2, 2005, the Company finalized an agreement with Wide Open Technologies of Charlotte, North Carolina, to acquire the business assets of DVD Marketplace. These include the website, domain name www.dvdmarketplace.com, license for all operating software including technology and code, fully functioning 3rd party selling platform, additional site improvements to be completed by the seller in the next 30 days. The consummation of the transaction took place December 2, 2005, the closing date.

ITEM 2.01     COMPLETION OF ACQUISITION OF ASSETS

On December 2, 2005, the Company finalized an agreement with Wide Open Technologies of Charlotte, North Carolina, to acquire the business assets of DVD Marketplace. These include the website, domain name www.dvdmarketplace.com, license for all operating software including technology and code, fully functioning 3rd party selling platform, additional site improvements to be completed by the seller in the next 30 days. The consummation of the transaction took place December 2, 2005, the closing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of December, 2005.

VMH VIDEOMOVIEHOUSE.COM INC.

BY:	/s/ Steven Gaspar
Steven Gaspar
President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer, and a Member of the Board of Directors